Exhibit 107
Calculation of Filing Fee Tables
Form
424(b)(5)
(Form Type)
Issuer:
HA Sustainable Infrastructure Capital, Inc.
Guarantors:
HAT Holdings I LLC*
HAT Holdings II LLC*
HAC Holdings I LLC*
HAC Holdings II LLC*
Hannon Armstrong Sustainable Infrastructure, L.P.*
Hannon Armstrong Capital, LLC*
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	6.150% Green Senior Unsecured Notes due 2031	Rule 457(o) and Rule 457(r) (1)	$600,000,000	99.679%	$598,074,000	$0.00015310	$91,566
	Debt	Guarantees of 6.150% Green Senior Unsecured Notes due 2031 (2)	457(n)	N/A	N/A	N/A	N/A	N/A (3)
	Debt	6.750% Green Senior Unsecured Notes due 2035	Rule 457(o) and Rule 457(r) (1)	$400,000,000	99.525%	$398,100,000	$0.00015310	$60,950
	Debt	Guarantees of 6.750% Green Senior Unsecured Notes due 2035 (2)	457(n)	N/A	N/A	N/A	N/A	N/A (3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$996,174,000		$152,516

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$152,516

*	Additional Registrants
(1)
Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) of the Securities Act.

(2)	No separate consideration will be received for the guarantees. Each of the Additional Registrants will guarantee the notes being registered.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees. The guarantees are not traded separately.